Exhibit 4.9

Execution Version

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 28, 2020, among Endo Designated Activity Company (formerly known as Endo Limited), a designated activity company incorporated under the laws of Ireland (the “Company”), Endo Finance LLC (formerly known as Endo Finance Co.), a Delaware limited liability company (“Endo Finance”), Endo Finco Inc., a Delaware corporation (together with the Company and Endo Finance, the “Issuers”), the Guarantors (as defined in the Indenture referred to below) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of January 27, 2015, as supplemented by a supplemental indenture, dated as of February 3, 2015, a supplemental indenture, dated as of March 20, 2015, a supplemental indenture, dated as of March 27, 2015, a supplemental indenture, dated as of June 24, 2015, a supplemental indenture, dated as of July 9, 2015, a supplemental indenture, dated as of September 30, 2015, a supplemental indenture, dated as of January 13, 2016, a supplemental indenture, dated as of April 4, 2016, a supplemental indenture, dated as of July 13, 2016, a supplemental indenture, dated as of October 18, 2016, a supplemental indenture, dated as of June 23, 2017, a supplemental indenture, dated as of January 3, 2018, a supplemental indenture, dated as of July 3, 2018, a supplemental indenture, dated as of December 24, 2018, a supplemental indenture, dated as of March 4, 2019, a supplemental indenture, dated as of September 9, 2019, a supplemental indenture, dated as of November 25, 2019, a supplemental indenture, dated as of December 17, 2019, a supplemental indenture, dated as of January 21, 2020, and a supplemental indenture, dated as of March 31, 2020, in each case, among the Issuers, the Guarantors party thereto and the Trustee (as so supplemented, the “Indenture”), providing for the issuance of 6.000% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Issuers have offered to exchange any and all of the outstanding Notes from the registered holders (the “Holders”) of the Notes for new notes (the “Exchange Offer”) and, in conjunction with the Exchange Offer, have solicited consents from the Holders of the Notes to the amendments to the Indenture contained herein (the “Consent Solicitation”), in each case, upon the terms and subject to the conditions as set forth in the offering memorandum and consent solicitation statement, dated May 14, 2020, as supplemented on May 28, 2020;

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain exceptions inapplicable hereto, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of at least a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”);

WHEREAS, the Issuers have received the Requisite Consents to effect amendments to the Indenture as set forth in Article II hereof (the “Consented Amendments”), based on reports provided by D.F. King & Co., Inc., as information agent and exchange agent in the Exchange Offer and Consent Solicitation, and have delivered such Requisite Consents to the Trustee;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the Issuers and the Guarantors and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, this Supplemental Indenture shall be effective upon its signing by the parties hereto, but the provisions of Article II and III will become operative (the “Operative Date”) upon the issuance of the applicable series of new notes issued by the Issuers and Par Pharmaceutical, Inc., a New York corporation (“PPI” and, together with the Issuers, the “Exchange Notes Issuers”), as applicable, (the “Consideration”) in the Exchange Offer in exchange for all Notes validly tendered and not validly withdrawn and that are accepted for exchange, on the applicable settlement date of the Exchange Offer (the “Settlement Date”);

WHEREAS, if the Exchange Offer has been terminated or withdrawn, or if upon the final settlement date of the Exchange Offer the Exchange Notes Issuers have not issued the Consideration in respect of all Notes validly tendered and accepted for exchange, the terms hereof shall not become operative, this Supplemental Indenture shall be deemed automatically terminated and the Indenture will remain in effect in its current form;

WHEREAS, the Issuers and the Guarantors intend to take the position that this Supplemental Indenture does not result in a material modification of the Notes under the Foreign Account Tax Compliance Act.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.    DEFINED TERMS. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture. All definitions in the Indenture shall be read in a manner consistent with the terms of this Supplemental Indenture.

ARTICLE II

CONSENTED AMENDMENTS

SECTION 2.01.    AMENDMENTS TO CERTAIN COVENANTS OF THE INDENTURE. Subject to Section 4.02 hereof, the following Sections of the Indenture are hereby amended to read as follows and any and all references to such sections and provisions of the Indenture which are amended, modified, replaced or deleted and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect:

a)    Section 3.09 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.09    [INTENTIONALLY OMITTED]”

b)    Section 4.03 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.03    [INTENTIONALLY OMITTED]”

c)    Section 4.05 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.05    [INTENTIONALLY OMITTED]”

d)    Section 4.06 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.06    [INTENTIONALLY OMITTED]”

e)    Section 4.07 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.07    [INTENTIONALLY OMITTED]”

f)    Section 4.08 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.08    [INTENTIONALLY OMITTED]”

g)    Section 4.09 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.09    [INTENTIONALLY OMITTED]”

h)    Section 4.10 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.10    [INTENTIONALLY OMITTED]”

i)    Section 4.11 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.11    [INTENTIONALLY OMITTED]”

j)    Section 4.12 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.12    [INTENTIONALLY OMITTED]”

k)    Section 4.13 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.13    [INTENTIONALLY OMITTED]”

l)    Section 4.14 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.14    [INTENTIONALLY OMITTED]”

m)    Section 4.16 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.16    [INTENTIONALLY OMITTED]”

n)    Section 4.17 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.17    [INTENTIONALLY OMITTED]”

o)    Section 4.18 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.18    [INTENTIONALLY OMITTED]”

p)    Section 4.19 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.19    [INTENTIONALLY OMITTED]”

q)    Section 4.20 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.20    [INTENTIONALLY OMITTED]”

r)    Section 4.22 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 4.22    [INTENTIONALLY OMITTED]”

s)    Section 10.04 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 10.04    [INTENTIONALLY OMITTED]”

t)    Section 5.01 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 5.01    Merger, Consolidation or Sale of Assets

The Company shall not: (1) consolidate with or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(a)	either:

(1)	the Company is the surviving corporation; or

(2)

the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

(b)

the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and the Restricted Subsidiaries.

The Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.”

u)    Section 6.01 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 6.01    Events of Default

Each of the following is an “Event of Default”:

(1)    default for 30 days in the payment when due of interest and Additional Interest, if any, on the Notes;

(2)     default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3)     failure by the Company or any of the Restricted Subsidiaries to comply with Article 5;

(4)    failure by the Company or any of the Restricted Subsidiaries to comply with any of the other agreements in this Indenture (other than a failure that is the subject of clause (1) or (2)) for 60 days after receipt by the Issuers of written notice of such failure from the Trustee (or receipt by the Issuers and the Trustee of written notice of such failure from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class);

(5)     [INTENTIONALLY OMITTED];

(6)     [INTENTIONALLY OMITTED];

(7)     the Company:

(A) commences a voluntary insolvency proceeding,

(B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding,

(C) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(7);

(8)     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary insolvency proceeding;

(B) appoints a Bankruptcy Custodian of the Company for all or substantially all of the property of the Company; or

(C) orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(9)     [INTENTIONALLY OMITTED]”

SECTION 2.02.    AMENDMENTS TO CERTAIN DEFINITIONS. Subject to Section 4.02 hereof, Section 1.01 of the Indenture is hereby amended by deleting those definitions which appear solely in the text deleted from the Indenture pursuant to the amendments contained in Section 2.01 herein. All cross-references in the Indenture to sections and clauses deleted by this Article II shall also be deleted in their entirety.

ARTICLE III

AMENDMENTS TO THE NOTES

The Notes include certain of the foregoing provisions from the Indenture to be deleted or amended pursuant to Article II hereof. Upon the Operative Date, such provisions from the Notes shall be deemed deleted or amended as applicable.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.01.    EFFECT OF SUPPLEMENTAL INDENTURE. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

SECTION 4.02.    EFFECTIVENESS. This Supplemental Indenture shall become effective and binding on the Issuers, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery by the parties to this Supplemental Indenture; provided that the amendments to the Indenture and the Notes set forth in Article II and Article III hereof shall not become operative until the Operative Date. Prior to the Operative Date, the Issuers or the Guarantors may terminate this Supplemental Indenture upon written notice to the Trustee; provided that if the Exchange Offer has been terminated or withdrawn, or if upon the final settlement date of the Exchange Offer, the Exchange Notes Issuers have not issued the Consideration, this Supplemental Indenture shall be automatically terminated and the Indenture will remain in effect in its current form.

SECTION 4.03.    NEW YORK LAW TO GOVERN; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE ISSUERS, THE TRUSTEE AND EACH OF THE GUARANTORS CONSENTS AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, COUNTY OF NEW YORK, STATE OF NEW YORK IN RELATION TO ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE AND ANY RELATED DOCUMENTS (UNLESS OTHERWISE PROVIDED IN ANY SUCH RELATED DOCUMENT). THE ISSUERS, THE TRUSTEE AND EACH OF THE GUARANTORS WAIVES ANY OBJECTION TO PROCEEDINGS IN ANY SUCH COURTS, WHETHER ON THE GROUND OF VENUE OR ON THE GROUND THAT THE PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUERS, THE TRUSTEE AND EACH OF THE GUARANTORS, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, SHALL APPOINT CT CORPORATION SYSTEM, 28 LIBERTY STREET, NEW YORK, NY 10005, AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING AND AGREES THAT SERVICE OF PROCESS UPON SAID AUTHORIZED AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE ISSUERS, THE TRUSTEE AND EACH OF THE GUARANTORS AGREES TO DELIVER, UPON THE EXECUTION AND DELIVERY OF THIS SUPPLEMENTAL INDENTURE, A WRITTEN ACCEPTANCE BY SUCH AGENT OF ITS APPOINTMENT AS SUCH AGENT. THE ISSUERS, THE TRUSTEE AND EACH OF THE GUARANTORS, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, FURTHER AGREES TO TAKE ANY AND ALL ACTION, INCLUDING THE FILING OF ANY AND ALL SUCH DOCUMENTS AND INSTRUMENTS, AS MAY BE REASONABLY NECESSARY TO CONTINUE SUCH DESIGNATION AND APPOINTMENT OF CT

CORPORATION SYSTEM IN FULL FORCE AND EFFECT FOR SO LONG AS THE INDENTURE, REMAINS IN FORCE. THE ISSUERS, THE TRUSTEE AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 4.04.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (which may be provided via facsimile or other electronic transmission) shall be an original, but all of them together represent the same agreement.

SECTION 4.05.    EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.06.    FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Supplemental Indenture and the Indenture.

SECTION 4.07.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein (other than with respect to the Trustee in the sixth recital contained herein), all of such recitals are made solely by the Issuers and the Guarantors.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUERS:

ENDO DESIGNATED ACTIVITY COMPANY

By:	/s/ Deanna Voss
	Name:	Deanna Voss
	Title:	Secretary

ENDO FINANCE LLC

By:	/s/ Deanna Voss
	Name:	Deanna Voss
	Title:	Secretary

ENDO FINCO INC.

By:	/s/ Deanna Voss
	Name:	Deanna Voss
	Title:	Secretary

[Signature Page to the Supplemental Indenture]

ENDO INTERNATIONAL PLC,
as a Guarantor

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Assistant Secretary

[Signature Page to the Supplemental Indenture]

ENDO LUXEMBOURG INTERNATIONAL FINANCING SARL
as a Guarantor

By:	/s/ Yoon Ah Oh
Name:	Yoon Ah Oh
Title:	A Manager

By:	/s/ Francois-Xavier Goossens
Name:	Francois-Xavier Goossens
Title:	B Manager

[Signature Page to the Supplemental Indenture]

ENDO EUROFIN UNLIMITED COMPANY
as a Guarantor

By:	/s/ Marie-Therese Bolger
Name:	Marie-Therese Bolger
Title:	Director

[Signature Page to the Supplemental Indenture]

ENDO AESTHETICS LLC
as a Guarantor
by: ENDO HEALTH SOLUTIONS INC.,
its managing member

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Assistant Secretary

[Signature Page to the Supplemental Indenture]

ENDO PROCUREMENT OPERATIONS LIMITED
as a Guarantor

By:	/s/ Rahul Garella
Name:	Rahul Garella
Title:	Director

[Signature Page to the Supplemental Indenture]

ENDO GLOBAL DEVELOPMENT LIMITED
as a Guarantor

By:	/s/ Marie-Therese Bolger
Name:	Marie-Therese Bolger
Title:	Director

[Signature Page to the Supplemental Indenture]

ENDO GLOBAL AESTHETICS LIMITED
as a Guarantor

By:	/s/ Rahul Garella
Name:	Rahul Garella
Title:	Director

[Signature Page to the Supplemental Indenture]

ENDO GLOBAL BIOLOGICS LIMITED
as a Guarantor

By:	/s/ Rahul Garella
Name:	Rahul Garella
Title:	Director

[Signature Page to the Supplemental Indenture]

OPERATIONS REFINANCING COMPANY BERMUDA LIMITED
as a Guarantor

By:	/s/ Mark T. Bradley
Name:	Mark T. Bradley
Title:	Director

[Signature Page to the Supplemental Indenture]

ENDO U.S. FINANCE, LLC
as a Guarantor
by: ENDO U.S. INC,
its sole member

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Secretary

[Signature Page to the Supplemental Indenture]

ENDO INNOVATION VALERA, LLC
as a Guarantor
by: ENDO PHARMACEUTICALS VALERA INC.,
its managing member

By:	/s/ Terrell Stevens
Name:	Terrell Stevens
Title:	Secretary

[Signature Page to the Supplemental Indenture]

ENDO GLOBAL FINANCE, LLC
as a Guarantor

By:	/s/ Mark T. Bradley
Name:	Mark T. Bradley
Title:	Manager

[Signature Page to the Supplemental Indenture]

ACTIENT THERAPEUTICS, LLC
AUXILIUM PHARMACEUTICALS, LLC
AUXILIUM INTERNATIONAL HOLDINGS, LLC
DAVA PHARMACEUTICALS, LLC
ENDO HEALTH SOLUTIONS INC.
ENDO PHARMACEUTICALS INC.
ENDO PHARMACEUTICALS SOLUTIONS INC.
JHP GROUP HOLDINGS, LLC
PAR, LLC
SLATE PHARMACEUTICALS, LLC
ENDO GENERICS HOLDINGS, INC.
PAR STERILE PRODUCTS, LLC
ANCHEN INCORPORATED
ANCHEN PHARMACEUTICALS, INC.
GENERICS INTERNATIONAL (US), INC.
INNOTEQ, INC.
PAR PHARMACEUTICAL COMPANIES, INC.
PAR PHARMACEUTICAL HOLDINGS, INC.
PAR PHARMACEUTICAL, INC.
KALI LABORATORIES, LLC
ASTORA WOMEN’S HEALTH, LLC
each, as a Guarantor

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Assistant Secretary

[Signature Page to the Supplemental Indenture]

ANCHEN 2 INCORPORATED
ANCHEN PHARMACEUTICALS 2, INC.
ENDO PHARMACEUTICALS VALERA INC.
GENERICS INTERNATIONAL (US PARENT), INC.
GENERICS INTERNATIONAL (US) 2, INC.
INNOTEQ 2, INC.
JHP GROUP HOLDINGS 2, INC.
KALI LABORATORIES 2, INC.
PAR PHARMACEUTICAL 2, INC.
PAR TWO, INC.
each, as a Guarantor

By:	/s/ Terrell Stevens
Name:	Terrell Stevens
Title:	Secretary

[Signature Page to the Supplemental Indenture]

ENDO PHARMACEUTICALS FINANCE LLC
as a Guarantor
by: GENERICS INTERNATIONAL (US PARENT), INC.
its manager

By:	/s/ Terrell Stevens
Name:	Terrell Stevens
Title:	Secretary

[Signature Page to the Supplemental Indenture]

JHP ACQUISITION, LLC
as a Guarantor
by: JHP GROUP HOLDINGS, LLC,
its manager

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Assistant Secretary

ENDO LLC
ENDO U.S. INC.
ENDO FINANCE OPERATIONS LLC
each, as a Guarantor

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Secretary

GENERICS BIDCO I, LLC
MOORES MILL PROPERTIES, L.L.C.
VINTAGE PHARMACEUTICALS, LLC
each, as a Guarantor
by: GENERICS INTERNATIONAL (US), INC.,
its manager

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Assistant Secretary

[Signature Page to the Supplemental Indenture]

DAVA INTERNATIONAL, LLC
as a Guarantor
by: DAVA PHARMACEUTICALS, LLC,
its manager

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Assistant Secretary

ACTIENT PHARMACEUTICALS LLC
as a Guarantor
by: AUXILIUM PHARMACEUTICALS, LLC,
its manager

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Assistant Secretary

AUXILIUM US HOLDINGS, LLC
as a Guarantor
by: AUXILIUM PHARMACEUTICALS, LLC,
its manager

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Assistant Secretary

[Signature Page to the Supplemental Indenture]

70 MAPLE AVENUE, LLC
as a Guarantor
by: ACTIENT PHARMACEUTICALS LLC,
its manager
by: AUXILIUM PHARMACEUTICALS, LLC,
its manager

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Assistant Secretary

TIMM MEDICAL HOLDINGS, LLC
as a Guarantor
by: ACTIENT PHARMACEUTICALS LLC,
its manager
by: AUXILIUM PHARMACEUTICALS, LLC,
its manager

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Assistant Secretary

QUARTZ SPECIALTY PHARMACEUTICALS, LLC
as a Guarantor
by: GENERICS BIDCO I, LLC,
its manager
by: GENERICS INTERNATIONAL (US), INC.,
its manager

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Assistant Secretary

ENDO PAR INNOVATION COMPANY, LLC
as a Guarantor
by: PAR PHARMACEUTICAL, INC.,
its manager

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Assistant Secretary

[Signature Page to the Supplemental Indenture]

PAR LABORATORIES EUROPE, LTD. as a Guarantor

By:	/s/ Rahul Garella
Name:	Rahul Garella
Title:	Director

[Signature Page to the Supplemental Indenture]

ENDO SOMAR HOLDINGS B.V. as a Guarantor

By:	/s/ Rahul Garella
Name:	Rahul Garella
Title:	Managing Director A

By:	/s/ Gert Jan Rietberg
Name:	Gert Jan Rietberg
Title:	Managing Director B

[Signature Page to the Supplemental Indenture]

ENDO VENTURES CYPRUS LIMITED as a Guarantor

By:	/s/ Jenny O’Connell
Name:	Jenny O’Connell
Title:	Director

[Signature Page to the Supplemental Indenture]

ENDO FINANCE UNLIMITED COMPANY

ENDO FINANCE II UNLIMITED COMPANY

ENDO FINANCE III UNLIMITED COMPANY

ENDO FINANCE IV UNLIMITED COMPANY

ENDO FINANCE V UNLIMITED COMPANY

ENDO IRELAND FINANCE UNLIMITED COMPANY

ENDO IRELAND FINANCE II LIMITED

ENDO MANAGEMENT LIMITED

ENDO TOPFIN LIMITED

ENDO VENTURES LIMITED

HAWK ACQUISITION IRELAND LIMITED

ENDO IRELAND HOLDINGS LIMITED

      each, as a Guarantor

By:	/s/ Rahul Garella
Name:	Rahul Garella
Title:	Director

[Signature Page to the Supplemental Indenture]

ENDO VENTURES BERMUDA LIMITED as a Guarantor

By:	/s/ Marie-Therese Bolger
Name:	Marie-Therese Bolger
Title:	Director

[Signature Page to the Supplemental Indenture]

ENDO GLOBAL VENTURES as a Guarantor

By:	/s/ Marie-Therese Bolger
Name:	Marie-Therese Bolger
Title:	Director

[Signature Page to the Supplemental Indenture]

ENDO BERMUDA FINANCE LIMITED as a Guarantor

By:	/s/ Rahul Garella
Name:	Rahul Garella
Title:	Director

[Signature Page to the Supplemental Indenture]

PALADIN LABS CANADIAN HOLDING INC.
PALADIN LABS INC. each, as a Guarantor

By:	/s/ Deanna Voss
Name:	Deanna Voss
Title:	Secretary

[Signature Page to the Supplemental Indenture]

ENDO LUXEMBOURG HOLDING COMPANY S.À R.L. as a Guarantor

By:	/s/ Yoon Ah Oh
Name:	Yoon Ah Oh
Title:	A Manager

By:	/s/ François-Xavier Goossens
Name:	François-Xavier Goossens
Title:	B Manager

ENDO LUXEMBOURG FINANCE COMPANY I S.À R.L. as a Guarantor

By:	/s/ Yoon Ah Oh
Name:	Yoon Ah Oh
Title:	A Manager

By:	/s/ François-Xavier Goossens
Name:	François-Xavier Goossens
Title:	B Manager

ENDO LUXEMBOURG FINANCE COMPANY II S.À R.L. as a Guarantor

By:	/s/ Yoon Ah Oh
Name:	Yoon Ah Oh
Title:	A Manager

By:	/s/ François-Xavier Goossens
Name:	François-Xavier Goossens
Title:	B Manager

[Signature Page to the Supplemental Indenture]

ENDO US HOLDINGS LUXEMBOURG I S.À R.L. as a Guarantor

By:	/s/ Yoon Ah Oh
Name:	Yoon Ah Oh
Title:	A Manager

By:	/s/ François-Xavier Goossens
Name:	François-Xavier Goossens
Title:	B Manager

[Signature Page to the Supplemental Indenture]

LUXEMBOURG ENDO SPECIALTY PHARMACEUTICALS HOLDING I S.À R.L. as a Guarantor

By:	/s/ Yoon Ah Oh
Name:	Yoon Ah Oh
Title:	A Manager

By:	/s/ François-Xavier Goossens
Name:	François-Xavier Goossens
Title:	B Manager

[Signature Page to Supplemental Indenture]

GENERICS INTERNATIONAL VENTURES ENTERPRISES LLC as Guarantor
by: ENDO VENTURES LIMITED, its sole member

By:	/s/ Marie-Therese Bolger
Name:	Marie-Therese Bolger
Title:	Director

[Signature Page to Supplemental Indenture]

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hughes
Name:	Maddy Hughes
Title:	Vice President

[Signature Page to Supplemental Indenture]